UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2011

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2011, upon the recommendation of Aware’s Nominating and Corporate Governance Committee, Aware’s Board of Directors agreed to expand the Aware Board of Directors from seven members to nine members.

On January 5, 2011, upon the recommendation of Aware’s Nominating and Corporate Governance Committee, Aware’s Board of Directors appointed John S. Stafford, Jr. as a Class III Director and to serve as a member of the Board’s Nominating and Corporate Governance Committee.  Mr. Stafford had previously been a director of Aware from 1988 through 1998.  Mr. Stafford is the co-founder and since the end of 2001 has served as a Board Member of Ronin Capital, LLC.

Mr. Stafford, Jr. has been a long time investor in Aware and currently owns beneficially approximately 3.2% of Aware’s common stock.  Kimborama, LLC, an entity controlled by Mr. Stafford Jr.’s wife, owns beneficially an additional approximately 16.9% of Aware’s common stock. Mr. Stafford, Jr. has not received any compensation for joining Aware’s Board of Directors.

On January 5, 2011, upon the recommendation of Aware’s Nominating and Corporate Governance Committee, Aware’s Board of Directors appointed John S. Stafford, III as a Class II Director and to serve as a member of the Board’s Compensation Committee.  Mr. Stafford, III is the son of Mr. Stafford, Jr.  Since the end of 2001, Mr. Stafford has served as Chief Executive Officer of Ronin Capital, LLC.

Mr. Stafford, III has been a long time investor in Aware and currently owns beneficially approximately 10.5% of Aware’s common stock.  Mr. Stafford, III has not received any compensation for joining Aware’s Board of Directors.

On September 24, 2010, Aware announced that it was considering a spin-off its patent licensing operations. Aware is currently reviewing strategic options with respect to its patent licensing operations, including a potential spin-off.

Safe Harbor Warning

Portions of this filing contain certain “forward-looking statements” including, but not limited to, statements regarding the form and timing of any transaction relating to the patent licensing operations. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or actions taken by Aware to differ materially from anticipated results, performance or actions. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. General factors include, but are not limited to: our business is subject to rapid technological change; we face intense competition from a wide range of competitors; current economic conditions, including the credit crisis affecting the financial markets; our intellectual property is subject to limited protection; our ability to obtain or enforce patents could be affected by new laws, regulations or rules; and our business may be affected by government regulations. Further, there can be no assurance whether Aware will engage in any strategic transaction concerning its patent licensing operations, the form that any such transaction might take, or the timing of any such transaction.  Aware is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2009, the interim reports filed on Form 10-Q for subsequent quarterly periods, and other reports and filings made with the Securities and Exchange Commission.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.
By: /s/ Edmund C. Reiter
Edmund C. Reiter
President and Chief Executive Officer
Date: January 10, 2011